EXHIBIT 23.2

                         CONSENT OF ARTHUR ANDERSEN LLP


    As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 21, 1998 (except with respect to Note 15, as to which the date is February 10, 1998) included in The Savannah Bancorp, Inc.'s Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.



                          /s/  Arthur Andersen LLP





Jacksonville, Florida
November 2, 1998